Exhibit 99.1

Cegedim SA’s Proposed Acquisition of Dendrite International, Inc. Clears U.S. Antitrust Review

Bedminster, NJ — Dendrite International, Inc. (NASDAQ: DRTE) today announced that its proposed acquisition by French company, Cegedim SA (“Cegedim”), has cleared U.S. antitrust review, but remains subject to satisfaction of several other conditions, including the transaction’s approval by Dendrite’s shareholders.

On March 2, 2007, Dendrite announced that it had entered into an agreement to be acquired by Cegedim in a merger transaction. Cegedim has agreed to pay $16.00 per common share of Dendrite upon the closing of the merger. On March 19, 2007, Dendrite and Cegedim submitted pre-merger notification and report forms with the U.S. Federal Trade Commission and the U.S. Department of Justice, Antitrust Division. The granting of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, means the proposed acquisition has cleared U.S. antitrust review.

About Dendrite
Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global pharmaceutical industry.  The Company’s clients are located in more than 50 countries and include the world’s top 20 pharmaceutical companies. For more information, please visit http://www.dendrite.com.

Investor Relations
Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

Forward Looking Statements
This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: Dendrite’s inability to satisfy the conditions to closing the merger (including shareholder approval) and other risk factors as set forth from time to time in Dendrite’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Dendrite that Dendrite’s objectives will be achieved. Dendrite undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
In connection with the proposed merger and required shareholder approval, Dendrite filed with the SEC a definitive proxy statement. The definitive proxy statement has been mailed to the shareholders of Dendrite.  Dendrite’s shareholders are urged to read the definitive proxy statement because the definitive proxy statement contains important information about the acquisition and Dendrite. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain a free copy of the proxy statement and other documents filed by Dendrite with the SEC at the SEC’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Dendrite and its officers and directors may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed merger.  Information regarding the officers and directors of Dendrite and their ownership of Dendrite stock is set forth in the definitive proxy statement, which was filed with the SEC on April 9, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Dendrite and its respective executive officers and directors in the merger by reading the definitive proxy statement which is available free at the SEC’s website, http://www.sec.gov, and at Dendrite’s website, http://www.dendrite.com.